EXHIBIT NUMBER 10.17

                                CREDIT AGREEMENT
                                     between

                              NOBLE ROMAN'S, INC.,
                             an Indiana corporation

                                       and

                              BMO HARRIS BANK N.A.,
                         a national banking association


                                   Dated as of

                                  May 15, 2012


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                                               TABLE OF CONTENTS

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CREDIT AGREEMENT.....................................................................................Page 1

Section 1. ACCOUNTING TERMS -- DEFINITIONS...........................................................Page 1

Section 2. THE LOAN..................................................................................Page 7
          a.      The Term Loan......................................................................Page 7
                  (i)      Amount....................................................................Page 7
                  (ii)     The Term Note.............................................................Page 7
                  (iii)    Interest on the Term Loan.................................................Page 8
                  (iv)     Use of Proceeds of the Term Loan..........................................Page 8
                  (v)      Mandatory Prepayments.....................................................Page 9
                  (vi)     Excess Cash Flow Payments.................................................Page 9
          b.      Additional Provisions Applicable to the Loan.......................................Page 10
                  (i)      Provisions Applicable to the LIBOR-based Rate.............................Page 10
                  (ii)     Prepayment of Loan........................................................Page 11
                  (iii)    Calculation of Interest...................................................Page 12
                  (iv)     Manner of Payment.........................................................Page 12
                  (v)      Automatic Debit...........................................................Page 12

Section 3. REPRESENTATIONS AND WARRANTIES............................................................Page 12
          a.       Organization of the Company and the Subsidiaries..................................Page 12
          b.       Authorization; No Conflict........................................................Page 13
          c.      Validity and Binding Nature........................................................Page 14
          d.      Financial Statements...............................................................Page 14
          e.      Litigation and Contingent Liabilities..............................................Page 14
          f.      Liens..............................................................................Page 14
          g.      Employee Benefit Plans.............................................................Page 15
          h.      Payment of Taxes...................................................................Page 15
          i.      Investment Company Act.............................................................Page 15
          j.      Regulation U and other Federal Regulations.........................................Page 15
          k.      Hazardous Substances...............................................................Page 16
          l.      Subsidiaries.......................................................................Page 16
          m.      Franchise Agreements...............................................................Page 16
          n.      Employment Matters.................................................................Page 17
          o.      Intellectual Property; Licenses....................................................Page 17

Section 4. COLLATERAL................................................................................Page 17
          a.      Security Agreement.................................................................Page 17
          b.      Guaranty Agreements................................................................Page 18
          c.      Assignment of Franchise Agreements.................................................Page 18
          d.      Life Insurance and Annuity Assignments.............................................Page 18

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          e.      Liens on Patents and Trademarks....................................................Page 18
          f.      Guarantor Security Agreements......................................................Page 19

Section 5. AFFIRMATIVE COVENANTS.....................................................................Page 19
          a.      Existence/Name.....................................................................Page 19
          b.      Reports, Certificates and Other Information........................................Page 19
                  (i)      Annual Statements.........................................................Page 19
                  (ii)     Interim Statements........................................................Page 20
                  (iii)    Mobley's Financial Statements.............................................Page 20
                  (iv)     Officer's Certificate.....................................................Page 21
                  (v)      Monthly Dash Board Reports................................................Page 21
                  (vi)     Orders....................................................................Page 21
                  (vii)    Notice of Default or Litigation...........................................Page 21
                  (viii)   Compliance Certificates...................................................Page 21
                  (ix)     Registration Statements and Reports.......................................Page 21
                  (x)      Operating Budget..........................................................Page 22
                  (xi)     Other Information.........................................................Page 22
          c.      Books, Records and Inspections.....................................................Page 22
          d.      Insurance..........................................................................Page 22
          e.      Taxes and Liabilities..............................................................Page 22
          f.      Compliance with Legal and Regulatory Requirements..................................Page 22
          g.      Financial Covenants................................................................Page 22
                  (i)      Maximum Total Leverage Ratio..............................................Page 22
                  (ii)     Minimum Fixed Charge Coverage Ratio.......................................Page 23
          h.      Primary Banking Relationship.......................................................Page 23
          i.      Employee Benefit Plans.............................................................Page 23
          j.      Hazardous Substances...............................................................Page 23
          k.      Compliance with Franchise Agreements...............................................Page 25

Section 6. NEGATIVE COVENANTS........................................................................Page 25
          a.       Restricted Payments...............................................................Page 25
          b.       Liens.............................................................................Page 25
          c.       Guaranties........................................................................Page 26
          d.       Loans or Advances.................................................................Page 27
          e.       Mergers, Consolidations, Sales, Acquisition or Formation
                                      of Subsidiaries ...............................................Page 27
          f.       Margin Stock......................................................................Page 27
          g.       Other Agreements..................................................................Page 27
          h.       Judgments.........................................................................Page 28
          i.       Principal Office..................................................................Page 28
          j.       Hazardous Substances..............................................................Page 28
          k.       Debt..............................................................................Page 28
          l.       Government Regulations............................................................Page 28


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          m.       Modification or Termination of Life Insurance Policy..............................Page 29
          n.       Change in Control.................................................................Page 29
          o.       Change in Fiscal Year end.........................................................Page 29
          p.       Change in Nature of Business; Restaurant Concepts.................................Page 29

Section 7. CONDITIONS OF LENDING.....................................................................Page 29
          a.       No Default........................................................................Page 29
          b.       Documents to be Furnished at Closing..............................................Page 30

Section 8. EVENTS OF DEFAULT.........................................................................Page 32
          a.       Nonpayment of the Loan............................................................Page 32
          b.       Nonpayment of Other Indebtedness for Borrowed Money...............................Page 32
          c.       Other Material Obligations........................................................Page 33
          d.       Bankruptcy, Insolvency, etc.......................................................Page 33
          e.       Warranties and Representations....................................................Page 34
          f.       Violations of Negative and Financial Covenants....................................Page 34
          g.       Noncompliance With Other Provisions of this Agreement.............................Page 34
          h.       Default under any other Loan Document.............................................Page 34
          i.       Default of Rate Management Obligations............................................Page 34

Section 9. EFFECT OF EVENT OF DEFAULT/SETOFF.........................................................Page 34

Section 10. WAIVER -- AMENDMENTS.....................................................................Page 35

Section 11. NOTICES..................................................................................Page 35

Section 12. COSTS, EXPENSES AND TAXES................................................................Page 36

Section 13. SEVERABILITY.............................................................................Page 37

Section 14. CAPTIONS.................................................................................Page 37

Section 15. GOVERNING LAW -- JURISDICTION............................................................Page 37

Section 16. PRIOR AGREEMENTS, ETC....................................................................Page 37

Section 17. SUCCESSORS AND ASSIGNS...................................................................Page 37

Section 18. WAIVER OF JURY TRIAL.....................................................................Page 38

Section 19. COUNTERPARTS.............................................................................Page 38



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Schedule I                 Current List of all Stores

Exhibit "A"                Officer's Certificate (Noble Roman's, Inc.)

Exhibit "B"                Promissory Note (Term Loan)($5,000,000.00)(Noble Roman's, Inc.)

Exhibit "C"                Schedule of Exceptions (Noble Roman's, Inc.)

Exhibit "D"                Security Agreement (Noble Roman's, Inc.)

Exhibit "E"                Collateral Assignment of Franchise Agreements (Noble Roman's, Inc.)

Exhibit "F"                Guaranty Agreement (Paul Mobley)

Exhibit "G"                Assignment of Life Insurance Policy as Collateral (Noble Roman's, Inc.).

Exhibit "H"                Security Agreement for Patents and Trademarks and Conditional Assignment
                           (Noble Roman's, Inc. and BMO Harris Bank N.A.)

Exhibit "I"                Guaranty Agreement (Pizzaco, Inc.)

Exhibit "J"                Guaranty Agreement (N.R. Realty, Inc.)

Exhibit "K"                Guarantor Security Agreement (Pizzaco, Inc.)

Exhibit "L"                Guarantor Security Agreement (N.R. Realty, Inc.)


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                                CREDIT AGREEMENT
                                ----------------

     NOBLE ROMAN'S, INC., an Indiana corporation (the "Company"), and BMO HARRIS BANK N.A., a national banking association (the "Bank"), agree as follows:

     Section 1. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with generally accepted accounting principles except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

     o "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     o "Agreement" means this Credit Agreement between the Company and the Bank, as it may be amended from time to time.

     o "Assignment of Franchise Agreements" is used as defined in Section 4(c) herein.

     o    "Bank" is used as defined in the Preamble hereto.

     o "Banking Day" means a day on which the principal office of the Bank in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of the Bank's business activities.

     o    "Closing Date" means the date of this Agreement.

     o    "Code" means the Internal Revenue Code of 1986, as amended.

     o "Collateral" means any and all property on which a lien, security interest, or assignment is granted to the Bank under the Security Agreement, Assignment of Franchise Agreements, the Assignment of Life Insurance, or other collateral documents, whether now existing or hereafter acquired to secure the Obligations.

     o    "Company" is used as defined in the Preamble hereto.

     o "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. "Controlling" and "Controlled" have

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          meanings correlative thereto.

     o "EBITDA" means the sum of net income, interest, taxes, depreciation, and amortization, all determined in accordance with GAAP, with any and all pro forma adjustments thereto subject to the prior approval of the Bank.

     o "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     o "Excess Cash Flow" means (i) EBITDA for the period tested, less (ii) the sum of: (i) cash interest expense, (ii) cash taxes (if any), (iii) required and voluntary repayments of debt, (iv) unfinanced capital expenditures, and (v) dividends and other distributions to the Company's shareholders.

     o "Excess Cash Flow Recapture Payment" is used as defined in Section 2(a)(vi) herein.

     o "Event of Default" means any of the events described in Section 8 herein.

     o "Franchise Agreement" means: (i) each Noble Roman's Franchise Agreement entered into by and between the Company, as franchisor, and each franchisee, pertaining to a Store operated as a Noble Roman's Pizza store, a Tuscano's store, or a Take-N-Bake store, (ii) each Noble Roman's License Agreement entered into by and between the Company, as licensor, and each licensee pertaining to a Store operated as a Noble Roman's Pizza store, a Tuscano's store, or a Take-N-Bake store, and (iii) each supply or license agreement entered into by and between the Company and the operator of a grocery to which the Company's products are delivered and supplied, and in the plural means all of the foregoing, collectively.

     o "Funded Debt" means, for any Person, the sum of the following: (i) the aggregate principal amount of all indebtedness for borrowed money, including, without limitation, the aggregate principal amount of all indebtedness for the deferred purchase price of property and services (not including trade payables incurred in the normal course of business) and the aggregate principal amount of all indebtedness created in and arising under all conditional sales and title retention agreements, plus (ii) the aggregate amount of all lessee obligations under all capital leases.

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     o    "GAAP" means generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

     o "Guarantor Security Agreement" and "Guarantor Security Agreements" are used as defined in Section 4(f) herein.

     o    "Guaranty Agreement" and "Guaranty Agreements" are used as defined in
          Section 4(b) herein.

     o "Hazardous Substance" means any hazardous or toxic substance regulated by any federal, state or local statute or regulation including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

     o "Interest Period" means each consecutive one (1) month period, effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is selected to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then the Interest Period shall end instead on the last day of such calendar month.

     o "LIBOR-based Rate" means that per annum rate of interest which is equal to the sum of the London Interbank Offered Rate plus four percent (4%).

     o    "Life Insurance Assignment" is used as defined in Section 4(d) herein.

     o "Life Insurance Policy" means, collectively, those certain life insurance policies issued by Northwestern Mutual Life Insurance Company on the life of Paul W. Mobley as policies numbers 12048318 and 12041333, each dated February 10, 1992, and for which the Company is beneficiary.

     o    "Loan" means the Term Loan.

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     o    "Loan Document" means any of this Agreement, the Term Note, the
          Security Agreement, the Guaranty Agreements, the Life Insurance Assignment, the Assignment of Franchise Agreements, the Trademark Security Agreement, the Guarantor Security Agreements, and any other instrument or document which evidences or secures the Loan or which expresses an agreement as to terms applicable to the Loan, and in the plural means all of them, collectively.

     o "London Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

     o "London Interbank Offered Rate" means the 1-month London Interbank Offered Rate (LIBOR) as reported on Bloomberg Financial Market's terminal screen entitled "Official BBA LIBOR Fixings" as reported on the first day of each Interest Period, or relevant Interest Period (or, if such first day of an Interest Period is not a Banking Day, on the immediately prior Banking Day), unless such rate is no longer available or published, in which case such rate shall be at a comparable index rate selected by the Bank with notice to the Company. The Bank shall determine the interest rate applicable to the Loan based on the foregoing, and its determination thereof shall be conclusive and binding except in the case of manifest error. The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Borrower may contract to pay under applicable law.

     o "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise, of the Company, (ii) the Collateral, or the Bank's liens on the Collateral or the priority of such liens, or (iii) the rights of or benefits available to the Bank thereunder.

     o "Mobley" means Paul W. Mobley, an individual residing in the State of Indiana.

     o    "Note" means the Term Note.

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     o    "NR Realty" means N.R. Realty, Inc., an Indiana corporation, its successors and assigns.

     o "Obligations" means all obligations of the Company in favor of the Bank of every type and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to: (i) all of such obligations on account of the Term Loan; (ii) all the Company's Rate Management Obligations; and (iii) all other obligations of the Company arising under any Loan Document as amended from time to time.

     o "Officer's Certificate" means a certificate in the form of Exhibit "A" attached hereto signed by the chief executive officer or the chief financial officer of the Company, confirming that all of the representations and warranties contained in Section 3 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that: (i) the representation contained in Section 3(d) shall be construed so as to refer to the latest financial statements which have been furnished to the Bank as of the date of any Officer's Certificate, (ii) the representations contained in Section 3(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, whether now owned or hereafter acquired,
          (iii) the representation contained in Section 3(1) shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing. The Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Company to correct it.

     o "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

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     o    "Pizzaco" means Pizzaco, Inc., an Indiana corporation, and its successors and assigns.

     o    "Plan" means an employee pension benefit plan as defined in ERISA.

     o "Prime-based Rate" means any variable rate at which interest may accrue on all or a portion of the Loan under the terms of this Agreement, which rate is determined by reference to the Prime Rate.

     o "Prime Rate" means a rate per annum equal to the rate of interest announced from time to time by the Bank or its parent as its prime rate (which rate is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     o "Rate Management Arrangement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between the Company or Mobley and Bank or any Affiliate of the Bank, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

     o "Rate Management Obligations" means any and all obligations of the Company or Mobley to the Bank or any Affiliate of the Bank, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Arrangements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Arrangement.

     o    "Security Agreement" is used as defined in Section 4(a) herein.

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     o    "Store" means each property operated by a franchisee, licensee, or grocery under a Franchise Agreement.

     o "Subordinated Debt" means indebtedness of the Company which is subordinated to the indebtedness of the Company to the Bank on such terms that such indebtedness is, in the judgment of the Bank, functionally the equivalent of shareholders' equity in relation to the Company's indebtedness to the Bank.

     o "Subsidiary" means any corporation, partnership, joint venture or other business entity over which the Company exercises control, provided that it shall be conclusively presumed that the Company exercises control over any such entity fifty-one percent (51%) or more of the equity interest in which is owned by the Company, directly or indirectly, and for purposes of this Agreement shall include, as the context requires, Pizzaco and NR Realty, specifically and individually, and in the plural shall mean Pizzaco and NR Realty, collectively.

     o    "Term Loan" is used as defined in Section 2(a) herein.

     o    "Term Note" is used as defined in Section 2(a)(ii) herein.

     o "Trademark Security Agreement" is used as defined in Section 4(e) herein.

     o "Unmatured Event of Default" means any event specified in Section 8 which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

     Section 2. THE LOAN. Subject to all of the terms and conditions of this Agreement, the Bank will make the Loan described in this Section to the Company.

     a. The Term Loan. The Bank shall make a term loan (the "Term Loan") to the Company contemporaneously with the execution of this Agreement on the following terms and subject to the following conditions:

          (i) Amount. The principal amount of the Term Loan shall be Five Million and 00/100 Dollars ($5,000,000.00).

          (ii) The Term Note. The obligation of the Company to repay the Term Loan shall be evidenced by a Promissory Note in the form of Exhibit "B" attached hereto

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               (the "Term Note"). The principal of the Term Loan shall be repayable in equal installments of $104,166.66 which shall be due and payable on the fifteenth (15th) day of each calendar month commencing on June 15, 2012, and continuing thereafter on the fifteenth (15th) day of each calendar month until May 15, 2016, on which date the entire unpaid principal balance of the Term Loan shall be due and payable in full together with all accrued and unpaid interest. Subject to the provisions of Section 2(b)(ii) herein, the principal of the Term Loan may be prepaid at any time in whole or in part; provided, that any partial prepayment shall be in an amount which is an integral multiple of $1,000 and, provided further, that all partial prepayments shall be applied to the latest maturing installments of principal payable under the Term Loan in inverse order of maturity.

          (iii) Interest on the Term Loan. The unpaid principal balance from time to time of the Term Loan shall bear interest from the date the Term Loan is made prior to the maturity of the Term Note at a rate per annum equal to the LIBOR-based Rate. Any change in the LIBOR-based Rate due to a change in the London Interbank Offered Rate shall be effective as of the opening of business of the Bank on the day on which such London Interbank Offered Rate shall change. Accrued interest shall be due and payable on the fifteenth (15th) day of each calendar month commencing on June 15, 2012, and at maturity. After maturity, whether scheduled maturity date or at maturity occurring as a result of the occurrence of an Event of Default, the outstanding principal amount of the Term Loan shall bear interest at a per annum rate equal to five percent (5%) above the otherwise applicable rate or rates, and shall be due and payable as accrued and without demand. (iv) Use of Proceeds of the Term Loan. The proceeds of the Term Loan shall be used in their entirety to refinance existing indebtedness payable to Wells Fargo & Company, to refinance indebtedness to a shareholder, and to fund certain fees and expenses associated with the closing of the Loan facilities.

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          (v)  Mandatory Prepayments. In addition to regularly scheduled payments on the Term Loan, the Company shall pay to the Bank one hundred percent (100%) of the proceeds of the following after deducting only reasonable costs and expenses related to issuing, collecting, or selling same, as the case may be: (A) all sales and issuances of equity or debt securities by the Company, not including the issuance of equity securities by the Company to its employees under the exercise of employee stock option arrangements, and not including the awarding of employee stock options to key management employees, (B) all sales or other dispositions of any assets of the Company, other than sales of inventory in the ordinary course of business, in excess of $250,000 in the aggregate,(C) all insurance and condemnation proceeds not otherwise promptly reinvested by the Company in replacement property of the same of similar nature, and (D) all of the proceeds of all settlements, judgments, awards, and sanctions, including reimbursements for attorneys' fees, received by the Company in connection with the litigation styled as Kari Heyser. Fred Eric Heyser and Meck Enterprises. LLC. et al v. Noble Roman's. Inc. et al. filed in Superior Court in Hamilton County, Indiana in June 2008 (Cause No. 29D01 0806 PL 739). All payments made pursuant to this provision shall be applied to the outstanding principal balance of Term Loan in inverse order of maturity.

          (vi) Excess Cash Flow Recapture Payments. In addition to the regularly scheduled payments of principal of the Term Loan required by
               Section 2(a)(ii) herein, and all mandatory payments required by
               Section 2(a)(v) herein, until all outstanding principal on the Term Loan has been paid in full, the Company shall prepay the principal of the Term Loan on the date that is ten (10) calendar days after the earlier of: (A) the date on which Company's annual audited financial statements for the immediately preceding fiscal year are delivered pursuant to Section 5(b)(i) herein, or (ii) the date on which such annual audited financial statements were required to be delivered pursuant to

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               Section 5(b)(i) herein, in an amount equal to seventy-five percent (75%) of the Company's Excess Cash Flow for the immediately preceding fiscal year (each such payment hereinafter called an "Excess Cash Flow Recapture Payment"). Each Excess Cash Flow Recapture Payment shall be accompanied by a certificate signed by the Company's Chief Financial Officer certifying the manner in which Excess Cash Flow and the resulting payment were calculated, which certificate shall be in form and substance satisfactory to the Bank. All such Excess Cash Flow Recapture Payments shall be applied to outstanding principal of the Term Loan in inverse order of maturity.

     b. Additional Provisions Applicable to the Loan. The following provisions are applicable to the Loan:

          (i) Provisions Applicable to LIBOR-based Rate. Notwithstanding any other provision of this Agreement, the Bank may elect not to offer the LIBOR-based Rate on any day on which the Bank has determined that it is not practical to quote such rate because of the unavailability of sufficient funds to the Bank for appropriate terms at rates approximating the then current or the relevant London Interbank Offered Rate, or because of legal or regulatory changes which make it impractical or burdensome for the Bank to lend money at the LIBOR-based Rate. In such event, the Bank may elect for a Prime-based Rate to apply which shall be determined in the sole and reasonable discretion of the Bank with the intention of approximating what would have been the LIBOR-based Rate if it had remained available. In addition, if, as a result of any regulatory change, the basis of taxation of payments to the Bank of the principal of or any interest on any Loan bearing interest at the LIBOR-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of the Bank, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of the Bank are imposed, modified, or deemed applicable, and

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


               the Bank reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining the Loan at the LIBOR-based Rate is increased by an amount deemed by it to be material, then the Company shall pay promptly upon demand to the Bank such additional amounts as the Bank reasonably determines will compensate for such increased costs; provided, however, that the Company shall not be the only borrower of the Bank that is singled out from a group of similarly situated borrowers of the Bank subject to this type of provision that is requested to remit increased costs. Any determination by the Bank of increased costs of maintaining deposits made pursuant to the provisions of this section shall be final, absent manifest error.

          (ii) Prepayment of Loan. The Company may prepay all or any portion of the principal amount of the Loan bearing interest at a LIBOR-based Rate upon delivery to the Bank of not less than three
               (3) Banking Days' prior written notice; provided, that if the Company makes any such prepayment other than on the last day of an Interest Period, the Company shall pay all accrued interest on the principal amount prepaid with such prepayment and, on demand, shall reimburse the Bank and hold the Bank harmless from all losses and expenses incurred by the Bank as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though the Bank funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the London Interbank Offered Rate for such Interest Period, whether in fact that is the case or not. The Bank's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. The foregoing shall apply to any prepayment made voluntarily, to mandatory payments made pursuant to Sections 2(a)(v) and 2(a)(vi) herein, and, where allowed by law, made involuntarily as a result of the acceleration of maturity upon the occurrence of an Event of Default or otherwise.

          (iii) Calculation of Interest. Interest on the Loan shall be calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

          (iv) Manner of Payment. All payments of principal and interest on the Loan shall be payable at the principal office of the Bank in Indianapolis, Indiana, in funds available for the Bank's immediate use in that city, and no payment will be considered to have been made until received in such funds. All payments received on account of the Loan shall be applied first to the satisfaction of any interest which is then due and payable, and to principal only after all interest which is due and payable has been satisfied, and then to fees and charges; provided that in the event of an Event of Default the Bank may apply payments in such order and manner as the Bank in its sole discretion shall determine. Any payment scheduled to be made on a day that is not a Banking Day shall be deemed due and payable on the first Banking Day immediately following such date, and interest shall accrue and be payable on the date of such payment.

          (v) Automatic Debit. The Bank may debit when due all payments of principal and interest due under the terms of this Agreement to any deposit account of the Company carried with the Bank without further authority.

     Section 3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loan, the Company represents and warrants to the Bank that:

     a. Organization of the Company and the Subsidiaries. The Company and each Subsidiary is a corporation organized, existing and in good standing under the laws of the State of Indiana. The exact name of the Company as it appears on its Articles of Incorporation is the name of the Company appearing on the signature pages hereof. The Company and each Subsidiary is qualified to do business in the State of Indiana and every other jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of the Company or applicable Subsidiary to material properties or the Company's or the applicable Subsidiary's right to enforce material contracts or result in exposure of the Company or the applicable Subsidiary to liability for material penalties in such jurisdiction. No jurisdiction in which the Company is not qualified to do business has asserted that the Company is required to be qualified therein. The principal office of the Company and the Subsidiaries is located at One Virginia Avenue, Suite 300, Indianapolis, Indiana 46204. The Company does not conduct any material operations or keep any material amounts of property at any other location, except at 2750 Tobey Drive, Indianapolis, Indiana 46219. The Company has not done business under any name other than its present corporate name at any time during the six years preceding the date of this Agreement. Schedule I is a complete list of all of all Stores subject to Franchise Agreements existing as of the date hereof (all such locations shown on Schedule I is hereinafter collectively referred to as the "Current Locations").

     b. Authorization; No Conflict. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the performance by the Company of its obligations under this Agreement and all of the other Loan Documents to which the Company is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or with the Articles of Incorporation or ByLaws of the Company or with any agreement binding upon the Company or its properties. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents do not and will not contravene or conflict with any provision of law or with any agreement binding upon it or any of its properties.

     c. Validity and Binding Nature. This Agreement and all of the other Loan Documents are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

     d. Financial Statements. The Company has delivered to the Bank its audited financial statements as of December 31, 2011, and for the fiscal year of the Company then ended, and its unaudited interim financial statements as of March 31, 2012, and for the fiscal quarter and partial fiscal year then ended. Such statements have been prepared in accordance with GAAP consistently applied except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such statements present fairly the financial position of the Company as of the dates thereof and the results of the operations of the Company for the periods covered, and since the date of the latest of such statements there has been no material adverse change in the financial position of the Company or in the results of the Company's operations.

     e. Litigation and Contingent Liabilities. No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Company or Mobley which would, if adversely determined, materially and adversely affect their respective financial positions or the continued operations of the Company. The Company has no material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 3(d) or in the "Schedule of Exceptions" attached hereto as Exhibit "C."

     f. Liens. None of the assets of the Company are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 6(b) herein.

     g. Employee Benefit Plans. Each Plan maintained by the Company is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Company has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Company and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Company has no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

     h. Payment of Taxes. The Company has filed all federal, state and local tax returns and tax related reports which the Company is required to file by any statute or regulation, and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

     i. Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     j. Regulation U and other Federal Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the assets of the Company or of any Subsidiary of the Company consists of margin stock, within the contemplation of Regulation U, as amended. No portion of the Loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board.

     k. Hazardous Substances. Except as disclosed on the "Schedule of Exceptions" attached hereto as Exhibit "C," to the best knowledge of the Company after due inquiry and investigation: (i) there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Company; (ii) there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Company, the contents of which are unknown to the Company; (iii) no premises owned or occupied by or under lease to the Company have ever been used, and as of the date of this Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities; and (iv) no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

     l. Subsidiaries. The only Subsidiaries of the Company as of the date of this Agreement are Pi77aco and NR Realty.

     m. Franchise Agreements. There is a Franchise Agreement in effect for each Store, and the Company is not presently in default in any material respect under any Franchise Agreement. True and complete copies of each Franchise Agreement in effect as of the Closing Date, as amended and modified through the Closing Date, are available for inspection by the Bank, and upon request at any time and from time to time (but, prior to the occurrence of an Event of Default, not more frequently than once in any period of twelve (12) months), the Company shall make complete copies of the Franchise Agreements available to the Bank for review and audit. The Company has entered into all Franchise Agreements necessary for it to conduct its business as conducted as of the Closing Date, and the Borrower has full right and title to franchise all processes, products, and procedures provided by to each franchisee under each Franchise Agreement. Nothing set forth in any Franchise Agreement prohibits or prevents the Company from assigning its rights thereunder to the Bank pursuant to the Assignment of Franchise Agreements.

     n. Employment Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Company pending or, to the knowledge of the Company, threatened. All payments due from the Company, or for which any valid claim may be made against the Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company.

     o. Intellectual Property: Licenses. The Company owns or possesses the right to use all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses, and other intellectual property rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 4. COLLATERAL. The Obligations shall be secured and supported as provided in this Section:

     a. Security Agreement. The Obligations shall be secured by a security interest in all of the Company's equipment, inventory, accounts receivable, chattel paper, software, general intangibles and all deposit accounts maintained by the Company individually or jointly with the Bank or any of the Bank's Affiliates, all whether now owned or hereafter acquired, and in all proceeds thereof, which security interest will be created by a Security Agreement (the "Security Agreement") in the form attached hereto as Exhibit "D." The Security Agreement shall provide a security interest in the collateral described therein subject only to liens and security interests described in the exceptions enumerated in Section 6(b) herein.

     b. Guaranty Agreements. The Obligations, up to the maximum amount hereinafter provided, shall be supported by the unconditional guaranty of prompt payment of Mobley, which guaranty shall be evidenced by a Guaranty Agreement in the form attached hereto as Exhibit "F" (the "Mobley Guaranty Agreement"). Notwithstanding the foregoing, the maximum amount payable by Mobley under the Mobley Guaranty Agreement shall not exceed $1,255,000.00, together with interest on any amount thereof not paid when due at a rate per annum equal to the Prime Rate plus three percent (3%). The Obligations shall be further supported by the unconditional guaranty of prompt payment of each of Pizzaco and NR Realty evidenced by the Guaranty Agreements in the forms attached hereto as Exhibits "I" and "J," respectively (hereinafter called the "Pizzaco Guaranty Agreement" and the "NR Realty Guaranty Agreement," respectively, and together with the Mobley Guaranty Agreement, each a "Guaranty Agreement," and collectively, the "Guaranty Agreements"). Each of Mobley, Pizzaco, and NR Realty is hereinafter sometimes called a "Guarantor," and collectively, the "Guarantors."

     c. Assignment of Franchise Agreements. The Obligations shall be further supported by a collateral assignment of all right, title and interest of the Company in and to the Franchise Agreements pursuant to a Collateral Assignment of Franchise Agreements in the form of Exhibit "E" attached hereto (the "Assignment of Franchise Agreements").

     d. Life Insurance and Annuity Assignments. The Obligations shall be further secured by an assignment by the Company to the Bank of the Life Insurance Policy on the life of Mobley, which assignment shall be effected by the Assignment of Life Insurance Policy as Collateral in the form attached hereto as Exhibit "G" (hereinafter called the "Life Insurance Assignment").

     e. Liens on Patents and Trademarks. The Obligations shall be further secured by a security interest in all of the Company's trademarks, service marks, and patents, all whether now owned or hereafter acquired, and in all proceeds thereof, which security interest will be created by a Security Agreement for Patents and Trademarks and

          Conditional Assignment (the "Trademark Security Agreement") in the form attached hereto as Exhibit "H." The Trademark Security Agreement will provide a security interest in the collateral described therein subject only to liens and security interests described in the exceptions enumerated in Section 6(b) herein.

     f. Guarantor Security Agreements. The obligations of each of Pizzaco under its Guaranty Agreement, and all of the obligations of NR Realty under its Guaranty Agreement, shall be secured by a security interest in all of its equipment, inventory, accounts receivable, chattel paper, software, general intangibles and all deposit accounts maintained by the Guarantor individually or jointly with the Bank or any of the Bank's Affiliates, all whether now owned or hereafter acquired, and in all proceeds thereof, which security interest will be created by a Guarantor Security Agreement executed by Pizzaco and NR Realty in the forms attached hereto as Exhibits "K," and "L," respectively (each a "Guarantor Security Agreement," and collectively, the "Guarantor Security Agreements'). Each Guarantor Security Agreement shall provide a security interest in the collateral described therein subject only to liens and security interests described in the exceptions enumerated in Section 6(b) herein.

     Section 5. AFFIRMATIVE COVENANTS. Until all Obligations terminate or are paid and satisfied in full, the Company shall strictly observe the following covenants:

     a. Existence/Name. The Company shall preserve its corporate existence and shall not change its name as it appears on its Articles of Incorporation in effect as of the date hereof in any respect or its State of organization.

     b. Reports, Certificates and Other Information. The Company shall furnish to the Bank copies of the following financial statements, certificates and other information:

          (i) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year, the consolidated financial statements of the Company and its Subsidiaries for such fiscal year prepared and presented in accordance with GAAP, consistently applied (except for changes in which the independent accountants of the Company concur) in each case setting forth in comparative form corresponding figures for the preceding fiscal year, together with the review certificate of independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld.

          (ii) Interim Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the consolidated interim financial statements of the Company and its Subsidiaries, consisting at a minimum of:

               A.   the balance sheet as of the end of the quarter, and

               B. a statement of income for the quarter and for the partial or full fiscal year ended as of the end of the quarter,

               all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with GAAP (except that they need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and its Subsidiaries and the results of their operation as of the dates of such statements and for the fiscal periods then ended.

          (iii) Mobley's Financial Statements. On or before April 30 each year, Mobley's personal financial statement on the Bank's standard form, and a complete copy of Mobley's federal and state income tax returns, or a complete copy of a properly and timely filed extension for time in which to file such taxes, and promptly upon the filing of such federal and state income tax returns pursuant to the time allowed by such extension, a complete copy of such income tax returns.

          (iv) Officer's Certificate. Contemporaneously with the furnishing of each set of financial statements provided for in Sections 5(b)(i) and 5(b)(ii), an Officer's Certificate.

          (v) Monthly Dash Board Reports. Within thirty (30) days after the end of each calendar month, a complete copy of the Company's revenue reports for the month, including schedules showing all Stores opened and closed during such month.

          (vi) Orders. Prompt notice of any orders in any material proceedings to which the Company is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

          (vii) Notice of Default or Litigation. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company or Mobley, or the occurrence of any event which could have a material adverse effect upon the Company or Mobley, or a change in Control of the Company, written notice thereof describing the same and the steps being taken with respect thereto.

          (viii) Compliance Certificates. Within thirty (30) days following the end of each fiscal quarter, a certificate of the Chief Financial Officer or other appropriate officer of the Company demonstrating compliance with the financial covenants stated in Section 5(g). Such certificate shall relate the covenants to the quarter-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

          (ix) Registration Statements and Reports. Promptly upon filing with the Securities and Exchange Commission or any state securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations.

          (x) Operating Budget. Within thirty (30) days following the end of each fiscal year, a complete copy of the Company's operating budget for the following fiscal year.

          (xi) Other Information. From time to time such other information concerning the Company or Mobley as the Bank may reasonably request.

     c. Books, Records and Inspections. The Company shall maintain complete and accurate books and records, and permit access thereto by the Bank for purposes of inspection, copying and audit, and the Company shall permit the Bank to inspect its properties and operations at all reasonable times.

     d. Insurance. In addition to any insurance required by the Security Agreement, the Company shall maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Company agrees to name the Bank as additional loss payee on any such insurance policy under a standard lender's loss payable clause and to provide a complete copy of any such policy to the Bank.

     e. Taxes and Liabilities. The Company shall pay when due all taxes, license fees, assessments, and other liabilities, except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

     f. Compliance with Legal and Regulatory Requirements. The Company shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

     g. Financial Covenants. The Company shall observe each of the following financial covenants which shall be determined on a consolidated basis:

          (i) Maximum Total Leverage Ratio. As of the end of each period of four (4) consecutive fiscal quarters ending during the periods indicated in the table below, commencing with the period of four
               (4) consecutive fiscal quarters ending June 30, 2012, the Company shall maintain a Total Leverage Ratio

               (as hereinafter defined) not greater than that shown in the chart below for the period indicated:

                            Period                                Ratio
                            ------                                -----
                    Closing Date and until                      1.75 to 1.0
                       and on12/31/2012

                     On 1/1/2013, and at                        1.50 to 1.0
                     all times thereafter

               As used herein, the term "Total Leverage Ratio" means the ratio of Funded Debt to EBITDA for the period tested.

          (ii) Minimum Fixed Charge Coverage Ratio. As of the end of each period of four (4) consecutive fiscal quarters commencing with the period of four (4) consecutive fiscal quarters ending on June 30, 2012, the Company shall maintain a minimum fixed charge coverage ratio of not less than 1.40 to 1.00. For purposes of this covenant, the phrase "minimum fixed charge coverage ratio" means, determined for the period tested, the ratio of: (A) the Company's EBITDA, minus unfunded capital expenditures and cash dividends and distributions to shareholders; to (B) the sum of cash interest expense, scheduled principal payments on the Loan, cash taxes, net lease payments.

     h. Primary Banking Relationship. The Company shall maintain its primary concentration and deposit accounts with the Bank.

     i. Employee Benefit Plans. The Company shall maintain and shall cause any Subsidiary to maintain all Plans in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause all Subsidiaries to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

     j. Hazardous Substances. If the Company or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in Exhibit "C" attached hereto, the Company shall immediately notify the Bank of the commencement of such activity with respect to each such Ha7ardous Substance. The Company shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all applicable federal, state and local laws and regulations. The Company shall notify the Bank immediately upon obtaining knowledge that:

          (i) any premises which have at any time been owned or occupied by or have been under lease to the Company or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises; or

          (ii) the Company or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

          If the Company or any Subsidiary is notified of any event described at items (i) or (ii) above, the Company shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Company or the Subsidiary with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Company, and Company shall immediately establish reserves in the amount of the potential financial liability of the Company or the Subsidiary identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld.

     k. Compliance with Franchise Agreements. At all times, comply in all material respects with the terms and provisions of the Franchise Agreements, and cause such Franchise Agreements to be kept in full force and effect without termination, amendment, or modification, except for (i) any termination, amendment, or modification of a Franchise Agreement made in the ordinary course of business and which amendment or modification will not have a Material Adverse Effect on the Bank; and (ii) renewals or extensions on either substantially the same terms as the existing Franchise Agreement of such Store.

     Section 6. NEGATIVE COVENANTS. Until all Obligations terminate or are paid and satisfied in full, the Company shall strictly observe the following covenants:

     a. Restricted Payments. The Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for (i) dividends payable entirely in capital stock, and (ii) dividends payable to holders of the Company's preferred stock not exceeding $25,000 in the aggregate per fiscal quarter; provided, however, that notwithstanding the foregoing, in no event shall any dividends or other distribution be made to shareholders at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom. The Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any Subordinated Debt of the Company.

     b. Liens. The Company shall not create or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a "lien" or "liens") with respect to any property or assets now owned or hereafter acquired except:

          (i) liens in favor of the Bank created pursuant to the requirements of this Agreement or otherwise;

          (ii) any lien or deposit with any governmental agency required or permitted to qualify the Company to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

          (iii) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

          (iv) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in the business of the Company;

          (v) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; (vi) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; and

          (vii) those specific liens now existing described on the "Schedule of Exceptions" attached hereto as Exhibit "C."

     c. Guaranties. The Company shall not be a guarantor or surety of, or otherwise be responsible in any manner with respect to, any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

          (i)  guaranties in favor of the Bank;

          (ii) guaranties by endorsement of instruments for deposit made in the ordinary course of business; and

          (iii) those specific existing guaranties listed in the "Schedule of Exceptions" attached hereto as Exhibit "C."

     d. Loans or Advances. The Company shall not make or permit to exist any loans or advances to any other person or entity except for:

          (i) extensions of credit or credit accommodations to customers or vendors made by the Company in the ordinary course of its business as now conducted;

          (ii) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Company in the course of discharging their assigned duties; and

          (iii) the specific items listed in the "Schedule of Exceptions" attached hereto as Exhibit "C."

     e. Mergers, Consolidations. Sales. Acquisition or Formation of Subsidiaries. The Company shall not be a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity. The Company shall not acquire any material part of the assets of any other business entity. The Company shall not sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. The Company shall not cause to be created or otherwise acquire any Subsidiaries.

     f. Margin Stock. The Company shall not use or cause or permit the proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     g. Other Agreements. The Company shall not enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Document.

     h. Judgments. The Company shall not permit any uninsured judgment or monetary penalty rendered against it or him in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

     i. Principal Office. The Company shall not change the location of its principal office unless it gives not less than ten (10) days' prior written notice of such change to the Bank.

     j. Hazardous Substances. The Company shall not allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Company or any Subsidiary.

     k. Debt. The Company shall not incur nor permit to exist any indebtedness for borrowed money except to the Bank and except for those existing obligations disclosed on the "Schedule of Exceptions" attached hereto as Exhibit "C." For purposes of this covenant, the phrase "indebtedness for borrowed money" shall be construed to include capital lease obligations.

     l. Government Regulations. The Company shall not: (i) be or become subject at any time to any law, regulation, or list of any governmental agency (including, without limitation, the U. S. Office of Foreign Assets Control list) that prohibits or limits the Bank from making any advance or extension of credit to the Company or from otherwise conducting business with the Company, or (ii) fail to provide documentary and other evidence of the Company's identity as may be requested by the Bank at any time to enable the Bank to verify the Company's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S. C. Section 5318.

     m. Modification or Termination of Life Insurance Policy. The Company shall not modify, terminate, amend, revoke, surrender, borrow against, or default in any payment of premium or otherwise payable in connection with, the Life Insurance Policy,

     n. Change in Control. The Company shall not permit, and there shall not occur, a change in the Control of the Company.

     o. Change in Fiscal Year End. The Company will not change its fiscal year without the prior written consent of the Bank.

     p. Change in Nature of Business; Restaurant Concepts. The Company shall not engage in any material line of business substantially different from those lines of business conducted by the Company on the date hereof or any business substantially related or incidental thereto, or operate any Store other than restaurants operated and/or franchised as a Noble Roman's Pizza restaurant, or a Tuscano's restaurant, or a Take-N-Bake store, in the formats and concepts in existence as of the date hereof.

     Section 7. CONDITIONS OF LENDING. The obligation of the Bank to make the Term Loan shall be subject to fulfillment of each of the following conditions precedent:

     a. No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Company contained in Section 3 shall be true and correct as of the date of this Agreement, except that after the date of this Agreement: (i) the representations contained in Section 3(d) will be construed so as to refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of this Agreement; (ii) the representations contained in Section 3(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries; (iii) the representation contained in Section 3(1) will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Company with the consent of the Bank; and (iv) all other representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Company or Mobley.

     b. Documents to be Furnished at Closing. The Bank shall have received contemporaneously with the execution of this Agreement the following, each duly executed, currently dated, and in form and substance satisfactory to the Bank:

          (i) The Term Note executed by the Company in the form attached hereto as Exhibit "B."

          (ii) The Security Agreement executed by the Company in the form attached hereto as Exhibit "D" and requisite Uniform Commercial Code financing statements.

          (iii) The Guaranty Agreement executed by Mobley in the form attached hereto as Exhibit "F."

          (iv) The Collateral Assignment of Franchise Agreements executed by the Company in the form attached hereto as Exhibit "E," together with a complete list of all current and existing Franchise Agreements in the form of Schedule Ito be attached hereto.

          (v) The Schedule of Exceptions completed and executed by the Company in the form attached hereto as Exhibit "C."

          (vi) The Assignment of Life Insurance Policy as Collateral executed by the Company in the form attached hereto as Exhibit "G" and acknowledged by Northwestern Mutual Life Insurance Company, together with a complete copy of the Life Insurance Policy.

          (vii) Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party, certified by the Secretary of the Board of Directors of the Company as of the date hereof.

          (viii) The Certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to execute this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party, together with a sample of the true signature of each such officer, dated as of the date hereof.

          (ix) A copy of the file-marked Articles of Incorporation of the Company certified as complete and correct as of a recent date by the Secretary of State of Indiana, and a complete copy of the By-Laws of the Company, certified as complete and correct by the Secretary of the Board of Directors of the Company.

          (x) A currently dated Certificate of Existence for the Company issued by the Secretary of State of Indiana as of a recent date.

          (xi) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents.

          (xii) The opinion of counsel for the Company and its Subsidiaries addressed to the Bank to the effect that the representations stated in Sections 3(a), 3(b), 3(c), 3(i), and 3(1) herein are correct. Such opinion shall be in such form as may be reasonably acceptable to the Bank.

          (xiii) The Trademark Security Agreement in the form attached hereto as Exhibit "H" together with a complete list of all of the Company's trademarks, service marks, and patents as required therein.

          (xiv) The Guaranty Agreement executed by Pizzaco in the form attached hereto as Exhibit "I."

          (xv) The Guaranty Agreement executed by NR Realty in the form attached hereto as Exhibit "J."

          (xvi) The Guarantor Security Agreement executed by Pizzaco in the form attached hereto as Exhibit "K."

          (xvii) The Guarantor Security Agreement executed by NR Realty in the form attached hereto as Exhibit "L."

          (xviii) Resolutions of the Board of Directors of each of Pizzaco and NR Realty authorizing the execution, delivery and performance, respectively, of its Guaranty Agreement, Guarantor Security Agreement, and the other Loan

               Documents provided for in this Agreement to which the respective Guarantor is a party, certified by the Secretary of the Board of Directors of the Guarantor of the date hereof.

          (xix) The Certificate of the Secretary of the Board of Directors of each of Pizzaco and NR Realty certifying the names of the officer or officers authorized to execute its Guaranty Agreement, Guarantor Security Agreement, and the other Loan Documents provided for in this Agreement to which the respective Guarantor is a party, together with a sample of the true signature of each such officer, dated as of the date hereof.

          (xx) A copy of the file-marked Articles of Incorporation of each of Pizzaco and NR Realty certified as complete and correct as of a recent date by the Secretary of State of Indiana, and a complete copy of the By-Laws of each, certified as complete and correct by the Secretary of the Board of Directors of the respective Guarantor.

          (xxi) Currently dated Certificates of Existence for Pizzaco and NR Realty issued by the Secretary of State of Indiana as of a recent date.

          (xxii) Payment by the Company to the Bank of a closing fee of $37,500.

          (xxiii) Payment by the Company of all fees and expenses of the Bank incurred in connection with the preparation and closing of this Agreement, including but not limited to the fees and expenses of legal counsel.

          (xxiv) Such other documents as the Bank may reasonably require.

     Section 8. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     a. Nonpayment of the Loan. Default in the payment when due of any amount payable under the terms of the Note or otherwise payable to the Bank or any other holder of the Note under the terms of this Agreement.

     b. Nonpayment of Other Indebtedness for Borrowed Money. Default by the Company in the payment when due, whether by acceleration or otherwise, of any other material indebtedness for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of such other indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its scheduled maturity, unless the Company is contesting the existence of such default in good faith and by appropriate proceedings.

     c. Other Material Obligations. Subject to the expiration of any applicable grace period, default by the Company in the payment when due or in the performance or observance of any material obligation of, or condition agreed to by the Company, with respect to any material purchase or lease of goods, securities, or services, except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

     d. Bankruptcy, Insolvency. etc. The Company or any Guarantor admitting in writing its or his inability to pay its or his debts as they mature or an administrative, or a judicial order of dissolution or determination of insolvency being entered against the Company or any Guarantor, or the Company or any Guarantor applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or the applicable Guarantor or any property owned by any of them, or the Company or any Guarantor making a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or any Guarantor or for a substantial part of its or his property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company or any Guarantor, and, if involuntary, being consented to or acquiesced in by the Company or the Guarantor or remaining for sixty (60) days undismissed.

     e. Warranties and Representations. Any warranty or representation made by the Company or any Guarantor in this Agreement or any other Loan Document proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company or any Guarantor to the Bank proving to have been false or misleading in any material respect when made or delivered.

     f. Violations of Negative and Financial Covenants. Failure by the Company to comply with or perform any covenant stated in Section 5(g) or
          Section 6 of this Agreement.

     g. Noncompliance With Other Provisions of this Agreement. Failure of the Company to comply with or perform any covenant or other provision of this Agreement or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 8) and continuance of such failure for thirty (30) days after notice thereof to the Company from the Bank.

     h. Default Under Any Other Loan Document. The occurrence of an Event of Default as defined in any other Loan Document.

     i. Default of Rate Management Obligations. The occurrence of any event of default, termination event, or other similar condition or event (howsoever described) with respect to Rate Management Obligations.

     Section 9. EFFECT OF EVENT OF DEFAULT/SETOFF. If any Event of Default described in Section 8(d) shall occur, the maturity of the Loan shall immediately be accelerated and the Note and the Loan evidenced thereby and all other indebtedness and any other payment obligations of the Company to the Bank shall become immediately due and payable, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Note may accelerate payment of the Loan and declare the Note and all other payment obligations due and payable, whereupon maturity of the Loan shall be accelerated and the Note and the Loan evidenced thereby, and all other payment obligations shall become immediately due and payable, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. The remedies of the Bank specified in this Agreement or in any other Loan Document shall not be exclusive, and the Bank may avail itself of any other remedies provided by law as well as any equitable remedies available to the Bank. Further, upon the occurrence of an Event of Default which shall have occurred and be continuing, the Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Bank or such Affiliate to or for the credit or the account of the Bank or any Guarantor against any of and all the Obligations, irrespective of whether or not the Bank shall have made any demand under the Loan Documents and although such obligations may be unmatured. This right of setoff includes all accounts which the Company holds jointly with someone else and all accounts the Company may open in the future; however, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. The Company authorizes the Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on the Obligations against any and all such accounts, and, at the Bank's option, to administratively freeze all such accounts to allow the Bank to protect the Bank's charge and setoff rights provided in this Section.

     Section 10. WAIVER -- AMENDMENTS. No delay on the part of the Bank or any holder of the Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

     Section 11. NOTICES. Any notice given under or with respect to this Agreement to the Company or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) calendar days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Bank at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

     As to the Company: Noble Roman's, Inc.
                        One Virginia Avenue, Suite 300
                        Indianapolis, Indiana 46204
                           Attention: Paul W. Mobley, Chairman, Chief Executive
                                      Officer, and Chief Financial Officer
                         Telephone: ( )


     As to the Bank:    BMO Harris Bank, N.A.
                        135 N. Pennsylvania Street, Suite 900
                        Indianapolis, IN 46204
                           Attention: Brandon Williamson, Vice President
                        Telephone: (317) 269-1267


                        with copy to: Madalyn S. Kinsey, Esquire
                                      Kroger, Gardis & Regas, L.L.P.
                                      111 Monument Circle, Suite 900
                                      Indianapolis, Indiana
                                      46204 Telephone: (317) 777-7429

     Section 12. COSTS, EXPENSES AND TAXES. The Company shall pay or reimburse the Bank on demand for all reasonable out-of-pocket costs and expenses of the Bank including reasonable attorneys' fees and legal expenses incurred by it in connection with the drafting, negotiation, execution, and delivery of this Agreement and the other Loan Documents, and in connection with the enforcement, or restructuring in the nature of a workout, of this Agreement or any other Loan Document. The Company shall also reimburse the Bank for expenses incurred by the Bank in connection with any audit of the books and records or physical assets of the Company conducted pursuant to any right granted to the Bank under the terms of this Agreement or any other Loan Document. Such reimbursement shall include, without limitation, reimbursement of the Bank for its overhead expenses reasonably allocated to such audits. In addition, the Company shall pay or reimburse the Bank for all expenses incurred by the Bank in connection with the perfection of any security interests or mortgage liens granted to the Bank by the Company and for any stamp or similar documentary or transaction taxes which may be payable in connection with the execution or delivery of this Agreement or any other Loan Document or in connection with any other instruments or documents provided for herein or delivered or required in connection herewith including, without limitation, expenses incident to any lien or title search or title insurance commitment or policy. All obligations provided for in this Section shall survive termination of this Agreement.

     Section 13. SEVERABILITY. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

     Section 14. CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     Section 15. GOVERNING LAW -- JURISDICTION. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. The Company consents to the jurisdiction of any state or federal court located within Marion County, Indiana, and waive personal service of any and all process upon them. All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to the Company at the address stated in Section 11. The Company waives any objection which the Company may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

     Section 16. PRIOR AGREEMENTS, ETC. This Agreement supersedes all previous agreements and commitments made by the Bank and the Company with respect to the Loan and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank and that Summary of Terms and Conditions prepared by the Bank dated April 17, 2012.

     Section 17. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns; provided, that the Company's rights under this Agreement shall not be assignable without the prior written consent of the Bank.

     Section 18. WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE COMPANY, MOBLEY AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS AGREEMENT.

     Section 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

     USA PATRIOT ACT NOTIFICATION.

     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity who opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Company is that when the Company opens an account, the Bank will ask for the Company's name, tax identification number, business address, and other information which will allow the Bank to identify the Company. The Bank may also ask to see the Company's legal organizational documents or other identifying documents.




                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the Company and the Bank have entered into this Credit Agreement by their respective duly authorized officers as of May 15, 2012.


                                         NOBLE ROMAN'S, INC., an Indiana
                                         corporation





                                         By: /s/ Paul W. Mobley
                                             ----------------------
                                             Paul W. Mobley, Chairman,
                                             Chief Executive Officer, and
                                             Chief Financial Officer



                                         BMO HARRIS BANK N.A., a national
                                         banking association



                                        By:  /s/ Brandon Williamson
                                             ----------------------
                                             Brandon Williamson, Vice President

                               SECURITY AGREEMENT
                               ------------------


     NOBLE ROMAN'S, INC., an Indiana corporation (the "Company"), hereby grants to BMO HARRIS BANK N.A., a national banking association (the "Bank") a security interest in all of the Company's Equipment, Inventory, Accounts Receivable, General Intangibles, Chattel Paper, Deposit Accounts, and Software, whether now owned or hereafter acquired, and in the proceeds thereof, to secure the payment and performance of all of the Obligations. Such security interest is granted on the terms stated in this Security Agreement.


     1. DEFINITIONS. As used in this Security Agreement, the following terms have the meanings indicated when used with the initial letter capitalized:

          (a) "Account Debtor" means a party who is obligated to the Company with respect to any Account Receivable, or General Intangible.

          (b) "Accounts Receivable" or "Account" is used as defined in the Uniform Commercial Code.

          (c) "Chattel Paper" is used as defined in the Uniform Commercial Code.

          (d) "Collateral" means all property or rights in which a security interest is granted under this Security Agreement.

          (e) "Collateral Account" is used as defined in Paragraph 10(a).

          (f) "Credit Agreement" means the Credit Agreement between the Company and the Bank dated the date of this Security Agreement, as it may be amended from time to time.

          (g) "Credit Facilities" means all loans, letters of credit, and any and all other credit facilities extended to or on behalf of the Company pursuant to the Credit Agreement.

          (h) "Default" means an "Event of Default" as defined in the Credit Agreement.

          (i) "Deposit Accounts" means all demand, time, savings, passbook, and similar accounts of the Company maintained with the Bank or any other bank.

          (j) "Equipment" means all of the furniture, fixtures, machinery, equipment, and other Goods of the Company, other than Inventory, farm products, or consumer goods, together with all tools, accessories, parts and accessions now in, attached to or hereafter placed in or added to such property, and any replacements of any such property.

          (k) "General Intangibles" is used as defined in the Uniform Commercial Code.

          (l) "Goods" is used as defined in the Uniform Commercial Code.

          (m) "Inventory" means all Goods which are held for sale or lease to customers or which are furnished, have been furnished or are to be furnished under contracts of service, or which are raw materials, work in process or materials used or consumed in the Company's business.

          (n) "Obligations" is used as defined in the Credit Agreement.

          (o) "Software" is used as defined in the Uniform Commercial Code.

          (p) "Subsidiary" and "Subsidiaries" are used as defined in the Credit Agreement.

          (q) "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Indiana, or in the state where the relevant collateral is located.

     2. FINANCING STATEMENTS. The Company authorizes the Bank at the expense of the Company to file a financing statement or statements in those public offices deemed necessary by the Bank to perfect the security interest granted to it herein. The Company shall execute and deliver any document that the Bank may request to perfect or to further evidence or perfect the security interest created by this Security Agreement including, without limitation, any certificate or certificates of title to the Collateral with the security interest of the Bank noted thereon or executed applications for such certificates of title.

     3. LOCATION, INSPECTION AND PROTECTION OF COLLATERAL. Unless the Company gives the Bank not less than ten (10) days prior written notice of additional locations at which Inventory and Equipment shall be kept, all Inventory and Equipment is kept and shall be kept at the following addresses:

         One Virginia Avenue, Suite 300   _____________________________
         Indianapolis, Indiana 46204      _____________________________

Unless the Company gives the Bank written notice of the location of additional offices where records of the Company relative to Accounts Receivable, Chattel Paper, and General Intangibles are kept, all such records of the Company shall be kept at the following address:

                         One Virginia Avenue, Suite 300
                           Indianapolis, Indiana 46204

which, the Company represents, is also the address of its principal office. The Company shall not change the location of its principal office or state of organization or its legal name under which it is organized as of the date hereof unless the Company gives the Bank not less than 30 days' prior written notice of such event. The Company shall, at all reasonable times and in a reasonable manner, allow the officers, attorneys and accountants of the Bank to examine, inspect, photocopy and make abstracts from the Company's books and records and to verify Equipment and Inventory, the latter both as to quantity and quality, and to arrange for verification of Accounts Receivable, under reasonable procedures, directly with the Account Debtors or by other methods. The Company shall also deliver to the Bank upon request any promissory notes or other papers evidencing any Account and any guaranty or collateral and all Chattel Paper together with appropriate endorsements and assignments and any information relating thereto and shall do anything else the Bank may reasonably require to further protect the Bank's interest in the Collateral. If any of the Collateral consists of Equipment normally used in more than one state and the Company intends to use any of such Collateral in any jurisdiction other than a state in which the Company shall have previously advised the Bank such Collateral is to be used, the Company shall not commence use in such other jurisdiction except upon ten (10) days prior written notice to the Bank.

     4. FIXTURES. None of the Collateral is attached to real estate, so as to constitute a fixture. If any Collateral is hereafter so attached to any real estate, notice of the common address, legal description, and name of the owner of record of such real estate shall be furnished to the Bank at least ten (10) days prior to such attachment. If any Collateral is hereafter attached to real estate prior to the perfection of the security interest created by this Security Agreement in such Collateral, the Company shall, on demand, furnish the Bank with a disclaimer of interest in the Collateral executed by each person having an interest in such real estate.

     5. THE COMPANY'S TITLE. The Company has full and clear title to all of the Collateral presently owned and shall have such title to all Collateral hereafter acquired except for the security interest granted by this Security Agreement and any other lien or security interest permitted under the terms of the Credit Agreement, and the Company shall keep the Collateral free at all times from any lien or encumbrance except those permitted by the Credit Agreement. No financing statements covering all or any portion of the Collateral is on file at any public office except as may be required or permitted by this Security Agreement and the Credit Agreement.

     6. THE COMPANY'S DUTY TO MAINTAIN THE COLLATERAL. The Company shall keep all tangible Collateral in good order and repair and shall not waste or destroy any of the Collateral. The Company shall not use the Collateral in violation of any statute or ordinance or contrary to the provisions of any policy of insurance thereon.

     7. INSURANCE. In addition to maintaining such insurance on the Collateral as is required by the Credit Agreement, the Company shall, upon the reasonable request of the Bank, keep the Collateral insured against such additional risks, in such amounts and under such policies as the Bank may reasonably require and with such companies as shall be reasonably acceptable to the Bank. All policies providing insurance on the Collateral shall provide that any loss thereunder shall be payable to the Bank under a standard form of secured lender's loss payable endorsement. The Company authorizes the Bank to endorse on the Company's behalf and to negotiate drafts reflecting proceeds of insurance on the Collateral, provided that the Bank shall remit to the Company such surplus, if any, as remains after the proceeds have been applied at the Bank's option, (a) to the satisfaction of all of the Obligations or to the establishment of a cash collateral account for the Obligations, or (b) to the replacement or repair of the Collateral; provided, however, that so long as no Default exists, and provided further that the Company can demonstrate to the Bank's satisfaction that any proposed replacement or repair of collateral is economically and physically feasible, such proceeds shall be applied, at the Company's option and to the extent necessary, as provided in the foregoing clause (b). Certificates evidencing the existence of all of the insurance required under the Credit Agreement or this Security Agreement shall be furnished to the Bank by the Company and the original policies providing such insurance shall be delivered to the Bank at its request.

     8. ADVANCES TO PROTECT COLLATERAL. Upon failure of the Company to procure any required insurance or to remove any prohibited encumbrance upon the Collateral or if any policy providing any required insurance is canceled, the Bank may procure such insurance or remove any encumbrance on the Collateral and any amounts expended by the Bank for such purposes shall be immediately due and payable by the Company to the Bank and shall be added to and become a part of the Obligations secured hereby and shall bear interest at the Bank's Prime Rate, as defined in the Credit Agreement, plus three percent (3%) per annum.

     9. DEALING WITH COLLATERAL PRIOR TO DEFAULT. Prior to Default and thereafter until the Bank shall notify the Company of the revocation of such authority:

          (a) the Company may, in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of service, any of the Inventory normally held by the Company for such purposes, provided that a sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt, and the Company may use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by it for such purposes;

          (b) the Company shall, at its own expense, endeavor to collect, when due, all amounts due with respect to any Accounts or General Intangibles, and shall take such action with respect to collection as the Bank may reasonably request or, in the absence of such request, as the Company may deem advisable in accordance with sound business practice, and

          (c) the Company may grant, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which such Account Debtor may be entitled, and may accept, in connection therewith, the return of the goods, the sale or lease of which shall have given rise to the obligation of the Account Debtor.


     10. DEALING WITH COLLATERAL AFTER DEFAULT. After Default and upon the request of the Bank:

          (a) the Company, upon receipt of any checks, drafts, cash or other remittances in payment of Inventory sold or in payment of Accounts Receivable of the Company, shall deposit the same in a special collateral account (the "Collateral Account") maintained with the Bank; such proceeds shall be deposited in the form received except for the indorsement of the Company when required, which indorsement the Bank is authorized to make on the Company's behalf, and shall be held by the Bank as security for all Obligations;

          (b) the Company shall deliver to the Bank all other instruments and Chattel Paper which constitute proceeds from the sale of Collateral, whether then held or thereafter acquired; and

          (c) the Company shall keep segregated any such checks, drafts, cash, other instruments, Chattel Paper or other remittances from any of the Company's other funds or property and shall hold such items in trust for the benefit of the Bank until delivery to the Bank or deposit in the Collateral Account and the Bank may apply all or any portion of the funds on deposit in the Collateral Account against any Obligations in the order of application provided for in the Credit Agreement or, absent such provision, at the discretion of the Bank.

     After Default, the Bank may notify any Account Debtor to make payment directly to the Bank of any amounts due or to become due under any Account Receivable, General Intangible instrument or Chattel Paper and the Bank may enforce the collection of any Account Receivable, General Intangible, instrument or Chattel Paper in its name or in the name of the Company, by suit or otherwise, and may surrender, release or exchange all or any part thereof or compromise or extend or renew for any period, whether or not longer than the original period, any indebtedness thereunder or evidenced thereby, and any Account Debtor will be fully protected in relying upon the representation of the Bank that it has authority under the terms of this Security Agreement to deal with any Account Receivable, General Intangible, instrument or Chattel Paper and need not look beyond this Security Agreement and such representation of the Bank to establish the Bank's authority in that regard.

     11. SUBSTITUTION AND SALE OF EQUIPMENT. The Company may from time to time so long as no Default has occurred and is continuing, substitute items of Equipment so long as any new Equipment becomes subject to the security interest created by this Security Agreement and is subject to no prior liens or security interest other than those permitted by the Credit Agreement. So long as no Default has occurred and is continuing, the Company may, in the ordinary course of its business, sell or otherwise dispose of any items of Equipment for which substitutes have been obtained or which are no longer useful to the Company in its operations, provided that at least 10 days prior written notice of any proposed disposition of any material amount of Equipment in a single or a planned series of transactions is given to the Bank. Upon the request of the Company, the Bank will deliver an appropriate release of its security interest in any item of Equipment disposed of by the Company pursuant to the provisions of this paragraph.

     12. REMEDIES UPON DEFAULT. Upon the occurrence of any Default the Bank shall have with respect to the Collateral, in addition to all rights and remedies specified in the Credit Agreement, this Security Agreement or any other agreement between the Company and the Bank, the remedies of a secured party under the Uniform Commercial Code, regardless of whether the Code in such form has been enacted in the jurisdiction in which any such right or remedy is asserted. Any notice required by law, including but not limited to notice of the intended disposition of all or any portion of the Collateral, shall be deemed reasonably and properly given if given at least 10 days prior to such disposition in the manner prescribed for the giving of notices in the Credit Agreement. Any proceeds of the disposition of any of the Collateral shall be applied first to the payment of the expenses of the retaking, holding, repairing, preparing for sale and sale of the Collateral, including reasonable attorneys' fees and legal expenses in connection therewith and any balance of such proceeds shall be applied by the Bank to the Obligations in such order as the Bank shall determine.

     13. RELATION TO CREDIT AGREEMENT. This Security Agreement is given pursuant to the terms of the Credit Agreement and shall be deemed a part thereof and subject to the terms and conditions of the Credit Agreement.

     14. AUTHORITY. In order to induce the Bank to accept this Security Agreement and to make the Credit Facilities available to the Company, the Company represents and warrants to the Bank that: (i) the Company is a corporation organized, existing and in good standing under the laws of the State of Indiana; (ii) the execution and delivery of this Security Agreement are within the

Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene or conflict with any provision of law or of the Articles of Incorporation or By-Laws of the Company or of any agreement binding upon the Company or its properties; (iii) the principal office of the Company is located at One Virginia Avenue, Suite 300, Indianapolis, Indiana 46204; (iv) this Security Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (v) the exact legal name of the Company is as it appears on the signature line hereof.

     15. NOTICES. Any notice required or otherwise given concerning this Security Agreement by either party to the other shall be given as notices are required to be given under the terms of the Credit Agreement.


     Dated as of May 15, 2012.


                                            NOBLE ROMAN'S, INC., an Indiana
                                            corporation




                                            By: /s/ Paul W. Mobley
                                                ----------------------
                                                Paul W. Mobley, Chairman, Chief
                                                Executive Officer, and
                                                Chief Financial Officer

                               GUARANTY AGREEMENT
                               ------------------



     This undertaking and agreement (this "Guaranty") is made by PAUL W. MOBLEY, an individual residing in the state of Indiana (the "Guarantor"), in favor of BMO HARRIS BANK N.A., a national banking association (the "Bank") in consideration of the credit facilities described in this Guaranty made or to be made by the Bank to NOBLE ROMAN'S, INC., an Indiana corporation (the "Borrower"). This Guaranty is on the following terms:

     1. BACKGROUND OF THIS GUARANTY -- CERTAIN DEFINITIONS. The Bank and the Borrower are parties to a Credit Agreement dated the date of this Guaranty (the "Credit Agreement") under the terms of which the Bank has agreed to extend to the Borrower a term loan in the original principal amount of $5,000,000.00 (referred to in the Credit Agreement as the "Term Loan") subject to the fulfillment of certain conditions, one of which is the execution and delivery by the Guarantor of this Guaranty. This Guaranty is made by the Guarantor in consideration of the agreement of the Bank to make the Term Loan (the "Loan"). All defined terms used in this Guaranty and which are not specifically defined herein are used as defined in the Credit Agreement. The term "Obligations" as used in this Guaranty means all of the obligations of the Borrower in favor of the Bank of every type and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the Borrower's obligation to repay the principal of, interest on and expenses of collection of the Loan as provided in the Credit Agreement and the other Loan Documents, including all other obligations incurred pursuant to the terms of the Credit Agreement and any other Loan Document including any obligations arising on account of any amendment to or extension of the Credit Agreement or any other Loan Document. The term "Default" means an "Event of Default" as defined in the Credit Agreement.

     2. THE GUARANTY. The Guarantor guarantees the full and prompt payment of all of the Obligations when due, whether at scheduled maturity or at maturity by virtue of acceleration on account of a Default. The Guarantor further agrees to pay to the Bank an amount equal to all expenses, including reasonable attorneys' fees, paid or incurred by the Bank after Default in endeavoring to enforce this Guaranty.

     Notwithstanding any other provision of this Guaranty, the maximum amount which the Guarantor may be required to pay under the terms of this Guaranty shall not exceed One Million Two Hundred Fifty-Five Thousand and 00/100 Dollars ($1,255,000.00), together with interest at a variable rate equal at all times to the Prime Rate plus three percent (3%) per annum on any portion of any amount payable under the terms of this Guaranty which remains unpaid after the date of the Bank's demand for payment, plus expenses of enforcement of this Guaranty, including reasonable attorney fees. As used in this paragraph, the term "Prime Rate" means a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Bank as its Prime Rate, such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Bank on any loan or class of loans

     3. FINANCIAL INFORMATION. As long as this Guaranty is in effect the Guarantor shall furnish to the Bank on or before April 30 each calendar year the Guarantor's personal financial statement, in such form as the Bank shall reasonably require prepared, and on or before April 30 of the following calendar year a complete copy of the Guarantor's federal and state income tax returns or a complete copy of a properly and timely filed extension for time in which to file such taxes, and promptly upon the filing of such federal and state income tax returns pursuant to the time allowed by such extension a complete copy of such income tax returns.

     4. GUARANTY ABSOLUTE. This Guaranty shall be absolute, continuing and unconditional, irrespective of the irregularity, invalidity or unenforceability of any other Loan Document and shall not be affected or impaired by any failure, negligence or omission on the part of the Bank to realize upon and protect any collateral for any of the Obligations. This Guaranty shall remain in full force and effect until all of the Obligations have been satisfied in full. The Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's liability under this Guaranty:

     a. obtain a security interest in any property of the Borrower or of any other party or parties to secure any of the Obligations;

     b. obtain the primary or secondary liability of any party or parties in addition to the Borrower and the Guarantor with respect to any of the Obligations;

     c. extend or renew any of the Obligations for any period beyond their original due dates;

     d. release or compromise the liability of any other party or parties which are now or may hereafter become primarily or secondarily liable with respect to any of the Obligations;

     e. release any security interest which the Bank now has or may hereafter obtain in any property securing any of the Obligations and permit any substitution or exchange of any such property;

     f. proceed against the Guarantor for payment of the Obligations, whether or not the Bank shall have resorted to any property securing any of the Obligations or shall have proceeded against the Borrower or any other party primarily or secondarily liable with respect to any of the Obligations;

     g. amend the terms of the Credit Agreement together with the Borrower from time to time in any particulars; or

     h. extend loans and other credit accommodations to the Borrower in addition to the Term Loan.

     5. ASSIGNMENT AND PARTICIPATIONS. The Bank may, without notice to the Borrower or the Guarantor, sell or otherwise assign all or any portion of the Obligations and any participations therein, and upon any such sale or assignment, the transferee shall have the right to enforce this Guaranty to the extent of the transferee's interest directly against the Guarantor as fully as if the transferee were specifically named in the Guaranty as the holder of such interest, but the Bank shall have the unimpaired right to enforce this Guaranty for the benefit of the Bank and for the benefit of any participant in respect of whose participation the Bank has retained such right.

     6. WAIVER OF SUBROGATION. In order to induce the Bank to make the Loan in reliance, in part, upon this Guaranty, notwithstanding the fact that the Guarantor is an "insider" with respect to the Borrower, as the term "insider" is defined in the Bankruptcy Code, the Guarantor waives for itself, its legal representatives and assigns any right of indemnity, reimbursement or contribution from the Borrower or any other person obligated with respect to any of the Obligations (any such other person being referred to hereafter in this paragraph as a "Co-Obligor") or from the property of the Borrower or from the property of any Co-Obligor, and the Guarantor further waives any right of subrogation to the rights of the Bank against the Borrower or any Co-Obligor or the property of the Borrower or any Co-Obligor which would otherwise arise by virtue of any payment made by the Guarantor to the Bank on account of this Guaranty, whether any such right of indemnity, reimbursement, contribution or subrogation would otherwise arise by virtue of contract, whether express or implied, with any person or as a matter of law or equity, and the Guarantor undertakes on behalf of itself, its legal representatives and assigns that neither the Guarantor nor the Guarantor's legal representatives or assigns will attempt to exercise or accept the benefits of any such right and should the Guarantor or the Guarantor's legal representative or assigns receive any payment or distribution of money or other property on account of such right notwithstanding the provisions of this paragraph, such money or other property shall be held in trust by the recipient for the Bank and shall immediately be delivered to the Bank for application to the Obligations in the same form as received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of the Bank thereto.

     7. OTHER WAIVERS. The Guarantor waives: (i) notice of the acceptance of this Guaranty, (ii) notice of the existence and creation of all or any of the Obligations, (iii) notice of nonpayment of any of the Obligations, (iv) diligence by the Bank in collection of the Obligations and the protection of or realization upon any collateral for the Obligations, and (v) any and all defenses available to Guarantor based on suretyships or impairment of collateral, including but not limited to those provided by Indiana Code Sec.26-1-3.1-605. The Guarantor will not cause or permit any of Guarantor's property, business or assets to be sold, terminated, assigned, leased, conveyed, pledged or otherwise transferred or encumbered without fair and adequate consideration so long as any of the Obligations remains unpaid.

     8. REINSTATEMENT. If any amount which is paid to the Bank by the Borrower or any other party and which is applied by the Bank to the satisfaction of any of the Obligations, is returned by the Bank to the Borrower or such other party or a trustee in Bankruptcy or other legal representative of the Borrower or such other party by virtue of a claim that such payment constituted a voidable preference under the Bankruptcy Code or under any state insolvency law, whether such amount is returned under court order or pursuant to settlement of the claim of preference, then this Guaranty shall be reinstated as to such amount as though such payment to the Bank had never been made and notwithstanding any intervening return or cancellation of any note or other instrument or agreement evidencing the reinstated Obligations.

     9. SUBORDINATION. All obligations of the Borrower to the Guarantor (the "Junior Obligations") are and shall hereafter be subordinate and inferior in right of payment to all of the Obligations. Notwithstanding any provision to the contrary contained in promissory note or any other agreement between the Borrower and the Guarantor with respect to the Junior Obligations, the Borrower shall not make and shall not be required to make any payment on account of the principal of or interest on the Junior Obligations until the Obligations have been paid in full; provided, however, that if the Bank so requests, such indebtedness of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Obligations of the Borrower to the Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Notwithstanding the foregoing, prior to the occurrence of an Event of Default or Unmatured Event of Default as defined in the Credit Agreement, the Borrower may make regularly scheduled payments of principal and interest on the Junior Obligations. In the event of the liquidation of the Borrower or the distribution of any of its assets or the securities of any successor on account of any liquidation, bankruptcy, receivership, reorganization, assignment for the benefit of creditors or similar proceeding, the Guarantor shall not be entitled to any payment or distribution on account of any Junior Obligation until all Obligations have been satisfied in full.

     10. MISCELLANEOUS. This Guaranty shall be binding upon the Guarantor, upon the Guarantor's legal representatives, successors and assigns. If any provision of this Guaranty is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Guaranty and the remaining provisions shall be enforceable in accordance with their terms.

     11. CHOICE OF LAW. This Guaranty is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                            [Signature on Next Page]

     Dated as of May 15, 2012.



                                              /s/ Paul W. Mobley
                                              ------------------
                                              Paul W. Mobley

                               GUARANTY AGREEMENT
                               ------------------
                                 (Pizzaco, Inc.)

     This undertaking and agreement (this "Guaranty") is made by PIZZACO, INC., an Indiana corporation (the "Guarantor"), in favor of BMO HARRIS BANK N.A., a national banking association (the "Bank") in consideration of the credit facilities described in this Guaranty made or to be made by the Bank NOBLE ROMAN'S, INC., an Indiana corporation (the "Borrower"). This Guaranty is on the following terms:

     1. BACKGROUND OF THIS GUARANTY -- CERTAIN DEFINITIONS. The Bank and the Borrower are parties to a Credit Agreement dated the date of this Guaranty (the "Credit Agreement") under the terms of which the Bank has agreed to extend to the Borrower a term loan in the original principal amount of $5,000,000.00 (referred to in the Credit Agreement as the "Term Loan" or "Loan") subject to the fulfillment of certain conditions, one of which is the execution and delivery by the Guarantor of this Guaranty. This Guaranty is made by the Guarantor in consideration of the agreement of the Bank to make the Term Loan.. All defined terms used in this Guaranty and which are not specifically defined herein are used as defined in the Credit Agreement. The term "Obligations" as used in this Guaranty means all of the obligations of the Borrower in favor of the Bank of every type and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the Borrower's obligation to repay the principal of, interest on and expenses of collection of the Loan as provided in the Credit Agreement and the other Loan Documents, including all other obligations incurred pursuant to the terms of the Credit Agreement and any other Loan Document including any obligations arising on account of any amendment to or extension of the Credit Agreement or any other Loan Document. The term "Default" means an "Event of Default" as defined in the Credit Agreement.

     2. THE GUARANTY. The Guarantor guarantees the full and prompt payment of all of the Obligations when due, whether at scheduled maturity or at maturity by virtue of acceleration on account of a Default. The Guarantor further agrees to pay to the Bank an amount equal to all expenses, including reasonable attorneys' fees, paid or incurred by the Bank after Default in endeavoring to enforce this Guaranty.

     Notwithstanding any other provision of this Guaranty, the Guarantor's liability hereunder shall be limited to the lesser of the following amounts minus, in either case, One Dollar ($1.00):

     a. the lowest amount which would render this Guaranty a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended, or

     b. if this Guaranty is subject to the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA") or any similar or analogous statute or rule of law, then the lowest amount which would render this Guaranty a fraudulent conveyance under the UFTA, the UFCA, or any such similar or analogous statute or rule of law.

     The amount of the limitation imposed upon the Guarantor's liability under the terms of the preceding sentence shall be subject to redetermination as of each date a "transfer" is deemed to have been made on account of this Guaranty under applicable law. The Guarantor acknowledges that information concerning the Guarantor's financial condition is under the control of the Guarantor and is more readily available to the Guarantor than to the Bank, and for that reason the Guarantor agrees that should the Guarantor claim that the amount of its liability under this Guaranty is less than the full amount of the Obligations because of the provisions of this paragraph, then the burden of proving the facts which would result in such limitation shall be upon the Guarantor.


     3. FINANCIAL INFORMATION. As long as this Guaranty is in effect the Guarantor shall furnish to the Bank the following:

     a. Certificates Regarding Solvency. At such times as the Bank may reasonably require, a "Certificate Regarding Solvency" in the form attached "Annex."

     b. Notice of Adverse Change in Financial Condition. Written notice of the occurrence of any material adverse change in the financial condition of the Guarantor since the date of this Guaranty.

     c. Other Information. Such other information relating to the financial condition of the Guarantor as the Bank may reasonably require.

     4. GUARANTY ABSOLUTE. This Guaranty shall be absolute, continuing and unconditional, irrespective of the irregularity, invalidity or unenforceability of any other Loan Document and shall not be affected or impaired by any failure, negligence or omission on the part of the Bank to realize upon and protect any collateral for any of the Obligations. This Guaranty shall remain in full force and effect until all of the Obligations have been satisfied in full. The Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's liability under this Guaranty:

     a. obtain a security interest in any property of the Borrower or of any other party or parties to secure any of the Obligations;

     b. obtain the primary or secondary liability of any party or parties in addition to the Borrower and the Guarantor with respect to any of the Obligations;

     c. extend or renew any of the Obligations for any period beyond their original due dates;

     d. release or compromise the liability of any other party or parties which are now or may hereafter become primarily or secondarily liable with respect to any of the Obligations;

     e. release any security interest which the Bank now has or may hereafter obtain in any property securing any of the Obligations and permit any substitution or exchange of any such property;

     f. proceed against the Guarantor for payment of the Obligations, whether or not the Bank shall have resorted to any property securing any of the Obligations or shall have proceeded against the Borrower or any other party primarily or secondarily liable with respect to any of the Obligations;

     g. amend the terms of the Credit Agreement together with the Borrower from time to time in any particulars; or

     h. extend loans and other credit accommodations to the Borrower in addition to the Term Loan.

     5. ASSIGNMENT AND PARTICIPATIONS. The Bank may, without notice to the Borrower or the Guarantor, sell or otherwise assign all or any portion of the Obligations and any participations therein, and upon any such sale or assignment, the transferee shall have the right to enforce this Guaranty to the extent of the transferee's interest directly against the Guarantor as fully as if the transferee were specifically named in the Guaranty as the holder of such interest, but the Bank shall have the unimpaired right to enforce this Guaranty for the benefit of the Bank and for the benefit of any participant in respect of whose participation the Bank has retained such right.

     6. WAIVER OF SUBROGATION. In order to induce the Bank to make the Loan in reliance, in part, upon this Guaranty, notwithstanding the fact that the Guarantor is an "insider" with respect to the Borrower, as the term "insider" is defined in the Bankruptcy Code, the Guarantor waives for itself, its legal representatives and assigns any right of indemnity, reimbursement or contribution from the Borrower or any other person obligated with respect to any of the Obligations (any such other person being referred to hereafter in this paragraph as a "Co-Obligor") or from the property of the Borrower or from the property of any Co-Obligor, and the Guarantor further waives any right of subrogation to the rights of the Bank against the Borrower or any Co-Obligor or the property of the Borrower or any Co-Obligor which would otherwise arise by virtue of any payment made by the Guarantor to the Bank on account of this Guaranty, whether any such right of indemnity, reimbursement, contribution or subrogation would otherwise arise by virtue of contract, whether express or implied, with any person or as a matter of law or equity, and the Guarantor undertakes on behalf of itself, its legal representatives and assigns that neither the Guarantor nor the Guarantor's legal representatives or assigns will attempt to exercise or accept the benefits of any such right and should the Guarantor or the Guarantor's legal representative or assigns receive any payment or distribution of money or other property on account of such right notwithstanding the provisions of this paragraph, such money or other property shall be held in trust by the recipient for the Bank and shall immediately be delivered to the Bank for application to the Obligations in the same form as received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of the Bank thereto.

     7. OTHER WAIVERS. The Guarantor waives: (i) notice of the acceptance of this Guaranty, (ii) notice of the existence and creation of all or any of the Obligations, (iii) notice of nonpayment of any of the Obligations, (iv) diligence by the Bank in collection of the Obligations and the protection of or realization upon any collateral for the Obligations, and (v) any and all defenses available to Guarantor based on suretyships or impairment of collateral, including but not limited to those provided by Indiana Code Sec.26-1-3.1-605. The Guarantor will not cause or permit any of Guarantor's property, business or assets to be sold, terminated, assigned, leased, conveyed, pledged or otherwise transferred or encumbered without fair and adequate consideration so long as any of the Obligations remains unpaid.

     8. REINSTATEMENT. If any amount which is paid to the Bank by the Borrower or any other party and which is applied by the Bank to the satisfaction of any of the Obligations, is returned by the Bank to the Borrower or such other party or a trustee in Bankruptcy or other legal representative of the Borrower or such other party by virtue of a claim that such payment constituted a voidable preference under the Bankruptcy Code or under any state insolvency law, whether such amount is returned under court order or pursuant to settlement of the claim of preference, then this Guaranty shall be reinstated as to such amount as though such payment to the Bank had never been made and notwithstanding any intervening return or cancellation of any note or other instrument or agreement evidencing the reinstated Obligations.

     9. SUBORDINATION. All obligations of the Borrower to the Guarantor (the "Junior Obligations") are and shall hereafter be subordinate and inferior in right of payment to all of the Obligations. Notwithstanding any provision to the contrary contained in promissory note or any other agreement between the Borrower and the Guarantor with respect to the Junior Obligations, the Borrower shall not make and shall not be required to make any payment on account of the principal of or interest on the Junior Obligations until the Obligations have been paid in full; provided, however, that if the Bank so requests, such indebtedness of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Obligations of the Borrower to the Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Notwithstanding the foregoing, prior to the occurrence of an Event of Default or Unmatured Event of Default as defined in the Credit Agreement, the Borrower may make regularly scheduled payments of principal and interest on the Junior Obligations. In the event of the liquidation of the Borrower or the distribution of any of its assets or the securities of any successor on account of any liquidation, bankruptcy, receivership, reorganization, assignment for the benefit of creditors or similar proceeding, the Guarantor shall not be entitled to any payment or distribution on account of any Junior Obligation until all Obligations have been satisfied in full.

     10. MISCELLANEOUS. This Guaranty shall be binding upon the Guarantor, upon the Guarantor's legal representatives, successors and assigns. If any provision of this Guaranty is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Guaranty and the remaining provisions shall be enforceable in accordance with their terms.

     11. CHOICE OF LAW. This Guaranty is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

     12. AUTHORITY. In order to induce the Bank to accept this Guaranty and to make the Loan to the Borrower, the Guarantor represents and warrants to the Bank that: (i) the Guarantor is a corporation organized, existing and in good standing under the laws of the State of Indiana; (ii) the execution and delivery of this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene or conflict with any provision of law or of the Articles of Incorporation or By-laws of the Guarantor or of any agreement binding upon the Guarantor or its properties, and
(iii) this Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.


     Dated as of May 15, 2012.

                                          PIZZACO, INC., an Indiana corporation


                                          By: /s/ Paul W. Mobley
                                              ----------------------
                                              Paul W. Mobley, Chairman,
                                              Chief Executive Officer, and
                                              Chief Financial Officer

                               GUARANTY AGREEMENT
                               ------------------
                               (N.R. Realty, Inc.)

     This undertaking and agreement (this "Guaranty") is made by N.R. REALTY, INC., an Indiana corporation (the "Guarantor"), in favor of BMO HARRIS BANK N.A., a national banking association (the "Bank") in consideration of the credit facilities described in this Guaranty made or to be made by the Bank NOBLE ROMAN'S, INC., an Indiana corporation (the "Borrower"). This Guaranty is on the following terms:

     1. BACKGROUND OF THIS GUARANTY -- CERTAIN DEFINITIONS. The Bank and the Borrower are parties to a Credit Agreement dated the date of this Guaranty (the "Credit Agreement") under the terms of which the Bank has agreed to extend to the Borrower a term loan in the original principal amount of $5,000,000.00 (referred to in the Credit Agreement as the "Term Loan" or "Loan") subject to the fulfillment of certain conditions, one of which is the execution and delivery by the Guarantor of this Guaranty. This Guaranty is made by the Guarantor in consideration of the agreement of the Bank to make the Term Loan. All defined terms used in this Guaranty and which are not specifically defined herein are used as defined in the Credit Agreement. The term "Obligations" as used in this Guaranty means all of the obligations of the Borrower in favor of the Bank of every type and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the Borrower's obligation to repay the principal of, interest on and expenses of collection of the Loan as provided in the Credit Agreement and the other Loan Documents, including all other obligations incurred pursuant to the terms of the Credit Agreement and any other Loan Document including any obligations arising on account of any amendment to or extension of the Credit Agreement or any other Loan Document. The term "Default" means an "Event of Default" as defined in the Credit Agreement.

     2. THE GUARANTY. The Guarantor guarantees the full and prompt payment of all of the Obligations when due, whether at scheduled maturity or at maturity by virtue of acceleration on account of a Default. The Guarantor further agrees to pay to the Bank an amount equal to all expenses, including reasonable attorneys' fees, paid or incurred by the Bank after Default in endeavoring to enforce this Guaranty.

     Notwithstanding any other provision of this Guaranty, the Guarantor's liability hereunder shall be limited to the lesser of the following amounts minus, in either case, One Dollar ($1.00):

     a. the lowest amount which would render this Guaranty a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended, or

     b. if this Guaranty is subject to the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA") or any similar or analogous statute or rule of law, then the lowest amount which would render this Guaranty a fraudulent conveyance under the UFTA, the UFCA, or any such similar or analogous statute or rule of law.

The amount of the limitation imposed upon the Guarantor's liability under the terms of the preceding sentence shall be subject to redetermination as of each date a "transfer" is deemed to have been made on account of this Guaranty under applicable law. The Guarantor acknowledges that information concerning the Guarantor's financial condition is under the control of the Guarantor and is more readily available to the Guarantor than to the Bank, and for that reason the Guarantor agrees that should the Guarantor claim that the amount of its liability under this Guaranty is less than the full amount of the Obligations because of the provisions of this paragraph, then the burden of proving the facts which would result in such limitation shall be upon the Guarantor.

     3. FINANCIAL INFORMATION. As long as this Guaranty is in effect the Guarantor shall furnish to the Bank the following:

     a. Certificates Regarding Solvency. At such times as the Bank may reasonably require, a "Certificate Regarding Solvency" in the form attached "Annex."

     b. Notice of Adverse Change in Financial Condition. Written notice of the occurrence of any material adverse change in the financial condition of the Guarantor since the date of this Guaranty.

     c. Other Information. Such other information relating to the financial condition of the Guarantor as the Bank may reasonably require.

     Each set of annual and interim financial statements required to be delivered by the Guarantor to the Bank shall be accompanied by the written representation of the chief financial officer of the Guarantor that such financial statements have been prepared in accordance with generally accepted accounting principles (except that the interim statements need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Guarantor concur) and present fairly the financial position of the Guarantor and the results of its operation as of the dates of such statements and for the fiscal periods then ended.

     4. GUARANTY ABSOLUTE. This Guaranty shall be absolute, continuing and unconditional, irrespective of the irregularity, invalidity or unenforceability of any other Loan Document and shall not be affected or impaired by any failure, negligence or omission on the part of the Bank to realize upon and protect any collateral for any of the Obligations. This Guaranty shall remain in full force and effect until all of the Obligations have been satisfied in full. The Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's liability under this Guaranty:

     a. obtain a security interest in any property of the Borrower or of any other party or parties to secure any of the Obligations;

     b. obtain the primary or secondary liability of any party or parties in addition to the Borrower and the Guarantor with respect to any of the Obligations;

     c. extend or renew any of the Obligations for any period beyond their original due dates;

     d. release or compromise the liability of any other party or parties which are now or may hereafter become primarily or secondarily liable with respect to any of the Obligations;

     e. release any security interest which the Bank now has or may hereafter obtain in any property securing any of the Obligations and permit any substitution or exchange of any such property;

     f. proceed against the Guarantor for payment of the Obligations, whether or not the Bank shall have resorted to any property securing any of the Obligations or shall have proceeded against the Borrower or any other party primarily or secondarily liable with respect to any of the Obligations;

     g. amend the terms of the Credit Agreement together with the Borrower from time to time in any particulars; or

     h. extend loans and other credit accommodations to the Borrower in addition to the Term Loan.

     5. ASSIGNMENT AND PARTICIPATIONS. The Bank may, without notice to the Borrower or the Guarantor, sell or otherwise assign all or any portion of the Obligations and any participations therein, and upon any such sale or assignment, the transferee shall have the right to enforce this Guaranty to the extent of the transferee's interest directly against the Guarantor as fully as if the transferee were specifically named in the Guaranty as the holder of such interest, but the Bank shall have the unimpaired right to enforce this Guaranty for the benefit of the Bank and for the benefit of any participant in respect of whose participation the Bank has retained such right.

     6. WAIVER OF SUBROGATION. In order to induce the Bank to make the Loan in reliance, in part, upon this Guaranty, notwithstanding the fact that the Guarantor is an "insider" with respect to the Borrower, as the term "insider" is defined in the Bankruptcy Code, the Guarantor waives for itself, its legal representatives and assigns any right of indemnity, reimbursement or contribution from the Borrower or any other person obligated with respect to any of the Obligations (any such other person being referred to hereafter in this paragraph as a "Co-Obligor") or from the property of the Borrower or from the property of any Co-Obligor, and the Guarantor further waives any right of subrogation to the rights of the Bank against the Borrower or any Co-Obligor or the property of the Borrower or any Co-Obligor which would otherwise arise by virtue of any payment made by the Guarantor to the Bank on account of this Guaranty, whether any such right of indemnity, reimbursement, contribution or subrogation would otherwise arise by virtue of contract, whether express or implied, with any person or as a matter of law or equity, and the Guarantor undertakes on behalf of itself, its legal representatives and assigns that neither the Guarantor nor the Guarantor's legal representatives or assigns will attempt to exercise or accept the benefits of any such right and should the Guarantor or the Guarantor's legal representative or assigns receive any payment or distribution of money or other property on account of such right notwithstanding the provisions of this paragraph, such money or other property shall be held in trust by the recipient for the Bank and shall immediately be delivered to the Bank for application to the Obligations in the same form as received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of the Bank thereto.

     7. OTHER WAIVERS. The Guarantor waives: (i) notice of the acceptance of this Guaranty, (ii) notice of the existence and creation of all or any of the Obligations, (iii) notice of nonpayment of any of the Obligations, (iv) diligence by the Bank in collection of the Obligations and the protection of or realization upon any collateral for the Obligations, and (v) any and all defenses available to Guarantor based on suretyships or impairment of collateral, including but not limited to those provided by Indiana Code Sec.26-1-3.1-605. The Guarantor will not cause or permit any of Guarantor's property, business or assets to be sold, terminated, assigned, leased, conveyed, pledged or otherwise transferred or encumbered without fair and adequate consideration so long as any of the Obligations remains unpaid.

     8. REINSTATEMENT. If any amount which is paid to the Bank by the Borrower or any other party and which is applied by the Bank to the satisfaction of any of the Obligations, is returned by the Bank to the Borrower or such other party or a trustee in Bankruptcy or other legal representative of the Borrower or such other party by virtue of a claim that such payment constituted a voidable preference under the Bankruptcy Code or under any state insolvency law, whether such amount is returned under court order or pursuant to settlement of the claim of preference, then this Guaranty shall be reinstated as to such amount as though such payment to the Bank had never been made and notwithstanding any intervening return or cancellation of any note or other instrument or agreement evidencing the reinstated Obligations.

     9. SUBORDINATION. All obligations of the Borrower to the Guarantor (the "Junior Obligations") are and shall hereafter be subordinate and inferior in right of payment to all of the Obligations. Notwithstanding any provision to the contrary contained in promissory note or any other agreement between the Borrower and the Guarantor with respect to the Junior Obligations, the Borrower shall not make and shall not be required to make any payment on account of the principal of or interest on the Junior Obligations until the Obligations have been paid in full; provided, however, that if the Bank so requests, such indebtedness of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Obligations of the Borrower to the Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Notwithstanding the foregoing, prior to the occurrence o f an Event of Default or Unmatured Event of Default as defined in the Credit Agreement, the Borrower may make regularly scheduled payments of principal and interest on the Junior Obligations. In the event of the liquidation of the Borrower or the distribution of any of its assets or the securities of any successor on account of any liquidation, bankruptcy, receivership, reorganization, assignment for the benefit of creditors or similar proceeding, the Guarantor shall not be entitled to any payment or distribution on account of any Junior Obligation until all Obligations have been satisfied in full.

     10. MISCELLANEOUS. This Guaranty shall be binding upon the Guarantor, upon the Guarantor's legal representatives, successors and assigns. If any provision of this Guaranty is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Guaranty and the remaining provisions shall be enforceable in accordance with their terms.

     11. CHOICE OF LAW. This Guaranty is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

     12. AUTHORITY. In order to induce the Bank to accept this Guaranty and to make the Loan to the Borrower, the Guarantor represents and warrants to the Bank that: (i) the Guarantor is a corporation organized, existing and in good standing under the laws of the State of Indiana; (ii) the execution and delivery of this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene or conflict with any provision of law or of the Articles of Incorporation or By-laws of the Guarantor or of any agreement binding upon the Guarantor or its properties, and
(iii) this Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     Dated as of May 15, 2012.

                                       N.R. REALTY, INC., an Indiana corporation

                                       By: /s/ Paul W. Mobley
                                           ----------------------
                                           Paul W. Mobley, Chairman,
                                           Chief Executive Officer, and
                                           Chief Financial Officer